UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2020

LKA GOLD INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	000-17106 (Commission File Number)	91-1428250 (IRS Employer I.D. No.)

3724 47th Street Ct. N.W.

Gig Harbor, Washington  98335

(Address of Principal Executive Offices) (Zip Code)

(253) 514-6661

Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐ Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Below is information received by the Registrant on August 20, 2020 from its Project Geologist:

To: Caldera Partners Limited Partnership & LKA Gold Management
From: R. Perttu – Golden Wonder Project Geologist

RE: 2020 Golden Wonder Surface Drilling Program – Completion of Hole #1

Current Status and Assessment of the Golden Wonder Surface Drilling Program:

The current drilling program, which began with mobilizing equipment and drill crews on August 10th , is attempting to locate another high-grade Golden Wonder style ore body in close proximity to the original discovery. Our program is focused on an area northeast of, and on trend with, the Golden Wonder vein where it projects into a zone known as the Three Cabin Fault.  The Three Cabin fault is in an orientation consistent with a ring fault of the Lake City Caldera.  Ring faults are often preferred sites for ore mineralization in caldera systems.  This exploration area is supported by strong soil (geochemical) anomalies highly suggestive of an underlying mineral system.  Additionally, the only proximal drillhole by Kinross in 2017 encountered zones of elevated gold and silver mineralization although it did not reach our current target area.

The first completed hole of the current program was sited to undercut the southern margin of the previously mentioned soil anomaly.  To pin down the exact location of the targeted geological structures, the hole was drilled at a shallow angle that kept it mostly above the projected boiling zone, where a new high-grade deposit would be expected to occur, but allowed the hole to reach across the target area.

This first hole located the projection of the Three Cabin Fault structure.  Although the hole has been too high (intentionally) to hit our target horizon, it has verified a strong hydrothermal system with strong clay formation and silica leaching.  Near the fault zone, the hole entered into a relatively higher temperature environment in which the stripped silica was redeposited. This area of silica enrichment is very similar geologically to the zone in which the Golden Wonder vein was deposited.  Although drill recovery (core) in the zone was poor due to ground conditions, vein materials were recovered that are visually similar to the Golden Wonder vein.  This is an interesting discovery that will be followed up on with the next drill holes, and at a more favorable depth.  This vein zone suggests that, as postulated, the Three Cabin Fault may contain economic veining. Based on the soil anomalies and the geology of the area, a potential mineralized vein parallel to the Golden Wonder may extend on the back side of the Three Cabin Fault.  This postulated vein might explain the extension of the soil anomaly, identified by Kinross, beyond the Three Cabin Fault.

This is an encouraging drill hole because it appears to confirm our target models and demonstrates the presence of a vein system. Our second hole will be drilled at a slightly steeper angle and will hopefully pin down the geology underlying the northern part of the soil anomaly.  The second hole is projected to be deeper, and will be directed into the postulated boiling zone (where the Golden Wonder high-grade vein formed) when it intersects the Three Cabin Fault.   It will continue past the fault into the area immediately south of the gold and silver mineralization encountered at the bottom of Kinross’s 17-5 hole.  Kinross’s gold anomaly was east of the fault, so hole #2 will extend into that anomalous area.

These first two “multi-task” holes will allow us to much more precisely place the following holes into the target, and each of these first two holes additionally has the potential to be a discovery hole. The zone intersected in the first hole may already have “tagged” a new discovery. This won’t be known with any certainty until we receive assays from the drill core.

"This disclosure is for information purposes only and is not an offer to buy or sell securities." Regardless of the observations made from drilling results to date, no conclusions can be drawn, either favorably or negatively, until lab and assay results are obtained.

About LKA and Kinross exploration programs at the Golden Wonder Mine

As previously announced, the terminated Kinross drilling program in 2017, in LKA’s opinion, only superficially and inconclusively tested four of the six original drill targets identified by Kinross geologists during a geochemistry evaluation of the surface area adjacent to, and well beyond, the original Golden Wonder discovery. (See maps of permitted drill sites at: http://lkagold.com/golden-wonder-mine). All six of the original drill targets possess surface geochemistry similar to the original high-grade ore shoot that, during LKA’s ownership, yielded over 141,000 ounces from an area measuring less than 10,000 square feet. Ore grades from commercial production (2000-2006) were 16.01 oz gold per ton.

Upon resuming exploratory mining operations in the first quarter of 2009, LKA shipped thirty-one bulk samples of crushed vein material containing more than 4,900 ounces of gold with a net value, after processing, of over $5.1 million. These shipments were made to Kinross, Klondex Mines, Freeport McMoRan, and TCB International. Gold sales covered a substantial portion of LKA’s exploration expenses to date.

Details of the previous LKA and Kinross exploration efforts (including previous commercial production) can be found on the LKA website at: https://lkagold.com or in the “President’s Email Updates” at: http://lkagold.com/Management_Team_-_LKA_Inter.html Investors are cautioned that the Company continues to generate substantial losses and additional funding and exploration work is required. A commercially viable ore reserve has yet to be established and there can be no guarantee that the Company will be successful in achieving any of its objectives.

Safe Harbor Statement
Any views or opinions expressed in this press release are exclusively those of LKA management and do not represent Kinross’ assessments or conclusions. LKA's plans to resume Golden Wonder production are subject to a number of conditions including, but not limited to, favorable geology, successful exploration efforts, favorable financing terms/availability, permits, government regulation, gold prices, market conditions, etc. Investment in LKA must be considered highly speculative. Mining and related activities are inherently high-risk endeavors and there can be no assurance that LKA will be successful. Forward-looking statements in this release are made pursuant to the 'safe harbor' provisions of the Private Securities Litigation Reform Act of 1995 and the Bespeaks Caution Doctrine. Investors are cautioned that the Company continues to generate substantial losses and additional funding and exploration work is required. A commercially viable ore reserve has yet to be established.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LKA GOLD INCORPORATED a Delaware corporation

Dated: August 28, 2020	By:	/s/ Kye Abraham
Kye Abraham, CEO